UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Voyager Therapeutics, Inc.
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Voyager Therapeutics, Inc.

75 Sidney Street

Cambridge, MA 02139

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Voyager Therapeutics, Inc., or the Annual Meeting, will be held on Thursday, June 14, 2018, at 1:00 p.m. Eastern Time, at the Company’s offices at 64 Sidney Street, Cambridge, Massachusetts 02139. The purpose of the meeting is the following:

1.to elect three directors, Michael Higgins, Perry A. Karsen, and Wendy Dixon, Ph.D., to serve as Class III directors until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal;

2.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

3.to transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors.

Only Voyager Therapeutics, Inc. stockholders of record at the close of business on April 23, 2018, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2017 Annual Report on Form 10‑K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2017 Annual Report on Form 10‑K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2017 Annual Report on Form 10‑K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other holder of record that you must follow for your shares to be voted.

Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,

Steven M. Paul, M.D. Chief Executive Officer, President and Director

Cambridge, Massachusetts

April 27, 2018

VOYAGER THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors, or the Board of Directors, has made this proxy statement, or this Proxy Statement, and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2018 Annual Meeting of Stockholders, or the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

The Annual Meeting is to be held on Thursday, June 14, 2018, at 1:00 p.m. Eastern Time, at the Company’s offices at 64 Sidney Street, Cambridge, Massachusetts, 02139.

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 27, 2018.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2018:

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2017 Annual Report on Form 10‑K are available at http://www.proxyvote.com.

A copy of our 2017 Annual Report on Form 10‑K as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, MA 02139, Attention: Matthew Osborne, Telephone: (857) 259-5340. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2017 are also available on the SEC’s website at http://www.sec.gov.

In this Proxy Statement, the terms “Voyager,” “we,” “us,” and “our” refer to Voyager Therapeutics, Inc. The mailing address of our principal executive offices is Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore we are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b‑2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 23, 2018, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 32,315,540 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 23, 2018.

Quorum; Abstentions; Broker Non‑Votes

Our By‑laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker “non-votes” are also counted as present for purposes of determining whether a quorum is present at the Annual Meeting because uninstructed shares are entitled to vote on at least one item to be decided at the Annual Meeting.

Under our By‑laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By‑laws. Abstentions and broker “non‑votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non‑vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Any election of directors by the stockholders is decided by a plurality of the votes properly cast in such election.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non‑discretionary” items. Proposal 1 is a “non‑discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and such vote will be counted as a broker “non‑vote.” Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the firm that holds your shares and an account statement showing that you are the beneficial owner of the shares as of the record date. You may obtain directions to the location of the Annual Meeting by calling our offices at (857) 259-5340.

By Proxy

If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy card as described in the proxy materials. You may also authorize another person or persons to act for you as a proxy in writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and submitting a new proxy by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

Expenses of Solicitation

Voyager is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e‑mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We will pay Broadridge $8,400 for their services.

Procedure for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By‑laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 14, 2019 and March 16, 2019. If the date of the next annual meeting of the stockholders is scheduled to take place before May 15, 2019, or after August 13, 2019, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b‑2 promulgated under the Exchange Act) and certain additional information.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a‑8 of the Exchange Act, and be received not later than December 28, 2018. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring stockholder action. Proposal 1 requests the election of three Class III Directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst &

Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

The terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class III members: Michael Higgins, Perry A. Karsen, and Wendy Dixon, Ph.D. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2021 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class III director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class III Directors

The names of the nominees for Class III directors and certain information about each as of April 23, 2018 are set forth below.

		Director
Name	Positions and Offices Held with Voyager	Since	Age
Michael Higgins	Director	2015	55
Perry A. Karsen	Director	2015	63
Wendy Dixon, Ph.D.	Director	2017	62

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director nominee meets the minimum qualifications established by the Nominating and Corporate Governance Committee.

Nominees for Election for a Three‑Year Term Ending at the 2021 Annual Meeting

Michael Higgins  Mr. Higgins has served as a member of the Board of Directors since July 2015. In January 2015, Mr. Higgins joined Polaris Partners as an entrepreneur‑in‑residence. Prior to joining Polaris Partners, Mr. Higgins served as Chief Operating Officer and Chief Financial Officer at Ironwood Pharmaceuticals, Inc. from May 2003 through December 2014. Prior to his work at Ironwood, from 1997 through 2003, Mr. Higgins worked at Genzyme Corporation in a variety of leadership roles including Vice President, Corporate Finance and Vice President, Business Development. While at Genzyme, he was involved with multiple businesses including the Cell Therapy, Gene Therapy, and Orphan Disease business units. Previously, Mr. Higgins served as Chief Financial Officer of Procept, Inc., from 1992 to 1997. He also has served on the boards of directors of publicly traded biotechnology companies Genocea Biosciences, Inc. since February 2015 and Pulmatrix, Inc. since May 2015 and privately held biotechnology companies

KinDex Pharmaceuticals, Inc. since March 2016, Sea Pharmaceuticals LLC since January 2016 and Marauder Therapeutics, Inc. since October 2016, as well as Private Equity Access Fund, II. Mr. Higgins received his B.S. from Cornell University and holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College. We believe Mr. Higgins’ financial and business expertise, including his diversified background as an executive officer in public pharmaceutical companies, qualifies him to serve as a member of the Board of Directors.

Perry Karsen  Mr. Karsen has served as a member of the Board of Directors since July 2015. Mr. Karsen was the Chief Executive Officer of the Celgene Cellular Therapeutics, Inc. division of Celgene Corporation, a publicly traded global biopharmaceutical company, from May 2013 until December 2015. Mr. Karsen served as Chief Operations Officer and Executive Vice President of Celgene from July 2010 to May 2013, and as Senior Vice President and Head of Worldwide Business Development of Celgene from 2004 to 2009. Between February 2009 and July 2010, Mr. Karsen was Chief Executive Officer of Pearl Therapeutics Inc., a privately held biotechnology company subsequently acquired by AstraZeneca plc. Prior to his tenure with Celgene, Mr. Karsen held executive positions at Human Genome Sciences, Inc., a publicly traded biotechnology company since acquired by GlaxoSmithKline plc; Bristol‑Myers Squibb Co., a publicly traded biopharmaceutical company; Genentech, Inc., a publicly traded biotechnology company since acquired by Roche; and Abbott Laboratories, a publicly traded pharmaceuticals and healthcare products company. In addition, Mr. Karsen served as a general partner at Pequot Ventures. He has been a member of the boards of directors of publicly traded biotechnology companies Intellia Therapeutics, Inc. since April 2016, Jounce Therapeutics, Inc. since January 2016, and  OncoMed Pharmaceuticals, Inc since January 2016. Mr. Karsen has served as Chairman of the board of directors of Intellia and Jounce since April 2016. Mr. Karsen was formerly a member of the boards of directors of the public biotechnology companies Alliqua Biomedical, Inc. from December 2013 to February 2016 and Agios Pharmaceuticals, Inc. from November 2011 to March 2016. Mr. Karsen was also formerly a member of the boards of directors of the Biotechnology Innovation Organization (BIO) and the Alliance for Regenerative Medicine. Mr. Karsen received his B.S. in Biological Sciences from the University of Illinois, Urbana‑Champaign, an Masters of Management from Northwestern University’s Kellogg Graduate School of Management, and an M.A.T. of Biology from Duke University. We believe Mr. Karsen’s executive leadership experience, including his experience as an executive at large and successful multi‑national pharmaceutical companies and membership on boards of directors of various publicly traded biotechnology companies, qualifies him to serve as a member of the Board of Directors.

Wendy Dixon, Ph.D.  Dr. Dixon has been a member of the Board of Directors since January 2017. From 2010 to 2012, she was a senior advisor to The Monitor Group, now Monitor Deloitte, the global strategy consulting practice of Deloitte Consulting LLP. From 2001 to 2009, she served as Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb, where she served on the executive committee. From 1996 to 2001, she was Senior Vice President, Marketing at Merck & Co., a pharmaceutical company, with prior executive management positions at West Pharmaceuticals Services, Inc., Osteotech, Inc., and Centocor, Inc., and various positions at SmithKline & French Pharmaceuticals Co. (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon has served on the boards of directors of publicly traded biopharmaceutical company Alkermes plc since January 2011, publicly traded biotechnology companies bluebird bio, Inc. since May 2013 and Eleven Biotherapeutics, Inc. since October 2014, and publicly traded pharmaceutical company Incyte Corporation since May 2010. She was formerly on the boards of directors of publicly traded companies Dentsply International, Inc., a dental company, from July 2005 to July 2010; Furiex Pharmaceuticals, Inc., a pharmaceutical company acquired by Actavis plc in 2014, from 2010 to 2014; Orexigen Therapeutics, Inc., a biopharmaceutical company, from April 2010 to January 2016; and Ardea Biosciences, Inc., a biopharmaceutical company acquired by AstraZeneca plc in 2012, from 2011 to 2012. Dr. Dixon received her B.Sc., M.Sc., and Ph.D. from the University of Cambridge (UK). We believe Dr. Dixon’s significant leadership experience in the pharmaceutical and biotechnology industry, including experience in drug development and regulatory affairs, in building successful marketing and sales teams and launching multiple pharmaceutical products across a broad range of therapeutic areas and in serving as a director of other publicly held life sciences companies qualifies her to serve as a member of the Board of Directors.

Directors Not Standing for Election or Re‑Election

The names of and certain information as of April 23, 2018 about the members of the Board of Directors who are not standing for election or re‑election at this year’s Annual Meeting are set forth below.

		Director
Name	Positions and Offices Held with Voyager	Since	Age
Steven M. Paul, M.D.	Director, President and Chief Executive Officer	2014	67
Mark Levin	Director	2013	67
Glenn Pierce, M.D., Ph.D.	Director	2017	62
Steven Hyman, M.D.	Director	2015	65
James A. Geraghty	Director	2014	63

Directors Continuing in Office Until the 2019 Annual Meeting

Steven M. Paul, M.D.  Dr. Paul has served as our President, Chief Executive Officer, and member of the Board of Directors since September 2014. From June 2013 to September 2014, Dr. Paul served as our Interim President of Research and Development. Since September 2010, he has also served as a Venture Partner at Third Rock Ventures, LLC, a life sciences venture capital firm focused on the formation, development and strategy of new companies. Additionally, Dr. Paul has served as a professor or an adjunct professor of neuroscience at Weill Cornell Medical College since August 2010. Prior to that, from 1993 to 2010, Dr. Paul held several key positions at Eli Lilly and Company, a pharmaceutical company, including Executive Vice President, President of Lilly Research Laboratories, Vice President of Neuroscience (CNS) Research and Group Vice President of Discovery Research. Prior to Eli Lilly, from 1988 to 1993, Dr. Paul served as the Scientific Director of the National Institute of Mental Health. Dr. Paul also served as Medical Director in the Commissioned Corps of the United States Public Health Service. Dr. Paul is an elected fellow of the American Association for the Advancement of Science and a member of the National Academy of Medicine. He has also served on the boards of directors of publicly traded biopharmaceutical companies Alnylam Pharmaceuticals, Inc. since August 2010 and Sage Therapeutics, Inc. since September 2011. Dr. Paul has also served as a member of the Advisory Council of the National Institute of General Medical Sciences and was appointed by the Secretary of the Department of Health and Human Services as a member of the advisory committee to the Director of the National Institutes of Health, or NIH, from 2001 to 2005. He is currently the Chairman of the Foundation for the NIH board of directors. Dr. Paul is also board certified by the American Board of Psychiatry and Neurology. Dr. Paul received a B.A. in Biology and Psychology from Tulane University, and an M.S. and M.D. from the Tulane University School of Medicine. Dr. Paul’s qualifications to sit on the Board of Directors include his extensive career in neuroscience and his leadership and managerial experiences at various pharmaceutical and biotechnology companies and healthcare organizations.

Mark Levin  Mr. Levin has served as Chairman of the Board of Directors since June 2013 and served as our Interim President and Chief Executive Officer from June 2013 to September 2014. Mr. Levin currently serves as a partner at Third Rock Ventures, LLC, which he co‑founded in 2007. Mr. Levin also has served on the boards of directors of privately held life sciences companies NinePoint Medical, Inc., Corvia Medical, Inc., and Fulcrum Therapeutics. He was formerly on the boards of publicly traded life sciences companies Eleven Biotherapeutics, Inc. from September 2008 to November 2014 and Foundation Medicine, Inc. from 2010 to June 2014 and privately held companies Constellation Pharmaceuticals, Inc. and Warp Drive Bio, Inc. Mr. Levin served as founding Chief Executive Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited, from 1993 to 2005. Additionally, Mr. Levin was the co‑founder of the life sciences effort of the Mayfield Fund, a global venture capital firm, where he was also the founding Chief Executive Officer of Cell Genesys, Inc. from 1989 to 1991; Tularik Inc., a biotechnology company, from 1991 to 1992, Focal, Inc., a biopharmaceutical company, from 1992 to 1993, and Cytotherapeutics, Inc., a biotechnology company, from 1990 to 1992. Mr. Levin started his career as a process engineer and project leader at Eli Lilly and Company and Genentech, Inc. Mr. Levin received both a B.S. and an M.S. in Chemical and Biochemical Engineering from Washington University. We believe Mr. Levin’s experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve on the Board of Directors.

Glenn Pierce, M.D., Ph.D.  Dr. Pierce has been a member of the Board of Directors since January 2017. He serves as entrepreneur-in-residence at Third Rock Ventures, LLC, having joined the company in January 2016. He retired from Biogen Idec, Inc., a biotechnology company, in May 2014, where he had worked since March 2009 and most recently served as Chief Medical Officer leading the Hematology, Cell and Gene Therapies division. At Biogen, Dr. Pierce spearheaded the initiation of the Humanitarian Aid Collaboration with the World Federation of Hemophilia (WFH), and My Life Our Future, a population-wide genotyping and genomic biobank initiative. Prior to Biogen, he served in a variety of biotech/biopharma firms, including Bayer AG, Inspiration Pharma Ltd., Avigen, Inc., Selective Genetics, Inc., and Amgen, Inc. in the areas of tissue regeneration and hematology research, development, or both. Dr. Pierce is the co-author of more than 150 scientific papers, author of more than 15 patents, and has contributed to the development of several novel marketed proteins. He served on the Medical and Scientific Advisory Council, the board of directors and was president of the board of the National Hemophilia Foundation during a span of two decades. Dr. Pierce also served on the Blood Products Advisory Committee at the U.S. Food and Drug Administration and the Committee on Blood Safety and Availability at the U.S. Department of Health and Human Services. He has served on the board of directors of the World Federation of Hemophilia since 2015 and publicly traded biopharmaceutical company Global Blood Therapeutics, Inc. since February 2016. Dr. Pierce received a B.S. in Biology, an M.D., and a Ph.D. in immunology, all from Case Western Reserve University in Cleveland, and completed his postgraduate training in pathology and hematology research at Washington University in St. Louis. We believe Dr. Pierce’s nearly 30 years of experience in leading biotechnology research and development in small and large, public and private biotechnology and biopharmaceutical companies qualifies him to serve on our Board of Directors.

Directors Continuing in Office Until the 2020 Annual Meeting

Steven Hyman, M.D.  Dr. Hyman has been a member of the Board of Directors since September 2015. He has served as director of the Stanley Center for Psychiatric Research at the Broad Institute of Harvard and MIT and as a Core Faculty Member of the Broad Institute since February 2012. Dr. Hyman has served as a Harvard University Distinguished Service Professor of Stem Cell and Regenerative Biology since July 2011. From December 2001 to June 2011, he served as Provost of Harvard University, the University’s chief academic officer. From 1996 to 2001, he served as Director of the U.S. National Institute of Mental Health, where he emphasized investment in neuroscience and emerging genetic technologies. He was elected to the Institute of Medicine in 2000, renamed the National Academy of Medicine, where he completed his second term on the Governing Council from 2012-2018, and has chaired the Forum on Neuroscience and Nervous Systems Disorders, which brings together government, industry, patients groups, and academia, since 2012. He also has served on the governing board of the National Research Council, the operating arm of the U.S. National Academies, since 2016. He is a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, a fellow and President-elect of the American College of Neuropsychopharmacology, and a Distinguished Life Fellow of the American Psychiatric Association. He has served on the board of directors of the privately held biotechnology company Q-State Biosciences, Inc. since January 2014. Dr. Hyman received a B.A. from Yale College, an M.A. from the University of Cambridge, which he attended as a Mellon fellow, and an M.D. from Harvard Medical School. We believe that Dr. Hyman’s extensive knowledge of neuroscience combined with his leadership skills qualifies him to serve as a member of the Board of Directors.

James A. Geraghty  Mr. Geraghty has been a member of the Board of Directors since January 2014. He also serves as Chairman of the boards of directors of publicly traded biopharmaceutical companies Idera Pharmaceuticals, Inc., Juniper Pharmaceuticals, Inc., and Pieris Pharmaceuticals, Inc., and as a member of the board of directors of privately held biotechnology company Fulcrum Therapeutics, Inc. He served as an Entrepreneur in Residence at Third Rock Ventures from May 2013 to October 2016. Prior to that, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi S.A. from February 2011 to October 2013. Earlier, he held many roles at Genzyme Corporation from 1992 to 2011, most recently as Senior Vice President of International Development and an executive officer. While at Genzyme, his roles included President of Genzyme Europe and General Manager of Genzyme’s cardiovascular business. He also served as Chairman, President and CEO of GTC Biotherapeutics, Inc. (formerly Genzyme Transgenics). Mr. Geraghty received a B.A. in Psychology and English from Georgetown University, an M.S. in Clinical Psychology from the University of Pennsylvania, and a J.D. from Yale Law School. We believe Mr. Geraghty’s experience as a senior executive and service on the boards of other life sciences companies qualifies him to serve on the Board of Directors.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes properly cast by the stockholders on this proposal at the Annual Meeting. Broker non‑votes and proxies marked to withhold authority with respect to one or more Class III directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class III director nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee of the Board of Directors, or Audit Committee, the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 2017, 2016, 2015, and 2014, and the period ended December 31, 2013. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Ernst & Young LLP Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by Ernst & Young LLP and its affiliates for the fiscal years ended December 31, 2017 and 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees	$438,000	$539,000
Other Fees	2,000	—
Total	$440,000	$539,000

Audit Fees.  Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements and follow-on offerings. Included in the 2016 audit fees is $48,000 of fees billed in connection with the filing of our shelf registration statement. Included in the 2017 audit fees is $45,000 of fees billed in connection with the follow-on offering on the existing shelf registration statement.

Other Fees.  The 2017 other fees consist of fees billed in connection with the use of Ernst & Young LLP’s online research tool.

Pre‑Approval of Audit and Non‑Audit Services

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit‑related and non‑audit services, must be approved in advance by our Audit Committee.

All Ernst & Young LLP services and fees in the fiscal years ended December 31, 2017 and 2016 were pre-approved by the Audit Committee and its properly delegated authorities.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast for and against this proposal vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 23, 2018, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 32,315,540 shares of our common stock outstanding as of April 23, 2018. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 23, 2018, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
5% Stockholders
Entities affiliated with Third Rock Ventures III, L.P.(2)	9,391,176	29.1%
Entities affiliated with FMR LLC(3)	3,287,051	10.2%
Entities affiliated with BB Biotech AG(4)	1,786,341	5.5%
Named Executive Officers and Directors
Steven M. Paul, M.D.(5)	1,132,765	3.5%
Named Executive Officers
Jane Pritchett Henderson(6)	31,437	*
Matthew P. Ottmer(7)	4,062	*
Other Directors
Mark Levin(8)	9,419,297	29.1%
Michael Higgins(9)	36,837	*
Steven Hyman, M.D.(10)	36,837	*
James A. Geraghty(11)	111,396	*
Perry Karsen(12)	36,837	*
Wendy Dixon, Ph.D.(13)	9,375	*
Glenn Pierce, M.D., Ph.D.(14)	9,375	*
All directors and executive officers as a group (12 persons)	11,065,484	33.6%

*     Indicates beneficial ownership of less than one percent.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139.
(2)

Reflects shares beneficially owned as of December 31, 2017, as set forth on a Schedule 13G/A filed by Third Rock Ventures III, L.P., or TRV LP, with the SEC on February 13, 2018. TRV LP directly owns 9,391,176 shares of common stock and claims shared voting and dispositive power over such shares. Third Rock Ventures GP III, L.P., or TRV GP III, is the general partner of TRV LP TRV GP III, LLC, or TRV LLC, is the sole general partner of TRV GP III.  Each of TRV GP III, TRV LLC, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV LLC, may be deemed to share voting and dispositive power over the shares of record held by TRV LP Each of TRV GP, TRV LLC, Mark Levin, Kevin Starr and Robert Tepper disclaims beneficial ownership of all shares held by TRV LP except to the extent of their pecuniary interest therein. The address for each individual or entity listed above is 29 Newbury Street, 3rd Floor, Boston, MA 02116.
(3)

Reflects shares beneficially owned as of December 31, 2017, as set forth on a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2018. FMR LLC, a parent holding company, and Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, each report sole dispositive power as to 3,287,051 shares of common stock and Select Biotechnology Portfolio has sole dispositive power as to 2,275,674 shares of our common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co., a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each individual or entity listed above is 245 Summer Street, Boston, MA 02210.

(4)

Reflects shares beneficially owned as of December 31, 2017, as set forth on a Schedule 13G filed by BB Biotech AG, or BB Biotech, on behalf of its wholly-owned subsidiary, Biotech Target N.V., or Biotech Target, with the SEC on January 10, 2018. BB Biotech and Biotech Target have shared voting power and shared dispositive power over 1,786,341 shares of common stock. The address for BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland. The address for Biotech Target is Snipweg 26, Curacao.

(5)

Consists of (i) 447,242 shares of common stock held by Dr. Paul directly, 46,545 of which remain subject to vesting restrictions, (ii) 260,414 shares of common stock issuable upon the exercise of options, 30,442 of which will vest within 60 days after April 23, 2018, and (iii) 425,109 shares of common stock held in trusts, consisting of (a) 269,284 shares of common stock held by the Steven M. Paul Revocable Trust; (b) 82,490 shares of common stock held by the Steven M. Paul GRAT IV; (c) 41,397 shares of common stock held by the Steven M. Paul GRAT VI; and (d) 31,938 shares of common stock held by the Steven M. Paul Family Irrev Trust. Dr. Paul or members of his immediate family have voting and investment power as trustees of, and are the beneficiaries of, the Steven M. Paul Revocable Trust, Steven M. Paul GRAT IV, Steven M. Paul GRAT VI and Steven M. Paul Family Irrev Trust..

(6)	Consists of 31,437 shares of common stock issuable upon the exercise of options, 11,624 of which will vest within 60 days of April 23, 2018.
(7)	Consists of 4,062 shares of common stock issuable upon the exercise of options, 2,708 of which will vest within 60 days of April 23, 2018.
(8)

Consists of (i) 11,809 shares of common stock held by Mr. Levin directly; (ii) 15,000 shares of common stock issuable upon the exercise of options; (iii) 1,312 shares held by the Levin Family 2014 Irrevocable Trust directly; and (iv) 9,391,176 shares of common stock held by TRV LP. Mr. Levin disclaims beneficial ownership of all shares held by TRV LP except to the extent of his pecuniary interest therein.

(9)	Consists of 36,837 shares of common stock issuable upon the exercise of options, none of which will vest within 60 days of April 23, 2018.
(10)	Consists of 36,837 shares of common stock issuable upon the exercise of options, 1,985 of which will vest within 60 days of April 23, 2018.
(11)	Consists of 70,588 shares of common stock, and 40,808 shares of common stock issuable upon the exercise of options, none of which will vest within 60 days of April 23, 2018.
(12)	Consists of 36,837 shares of common stock issuable upon the exercise of options, none of which will vest within 60 days of April 23, 2018.
(13)	Consists of 9,375 shares of common stock issuable upon the exercise of options, none of which will vest within 60 days of April 23, 2018.
(14)	Consists of 9,375 shares of common stock issuable upon the exercise of options, none of which will vest within 60 days of April 23, 2018.

EQUITY COMPENSATION PLANS

2014 Stock Option and Grant Plan

In January 2014, the Company adopted the 2014 Stock Option and Grant Plan, or the 2014 Plan, under which it could grant incentive stock options, non‑qualified stock options, restricted stock awards, unrestricted stock awards, or restricted stock units to purchase up to 823,529 shares of common stock to employees, officers, directors and consultants of the Company. During 2014 the Company issued only restricted stock awards under the 2014 Plan and during 2015 the Company only granted stock options. The terms of stock awards agreements, including vesting requirements, were determined by the Board of Directors and were subject to the provisions of the 2014 Plan. Restricted stock awards granted by the Company generally vest based on each grantee’s continued service with the Company during a specified period following grant. Awards granted to employees generally vest over four years, with 25% vesting on the one year anniversary and 75% vesting ratably, on a monthly basis, over the remaining three years. Awards granted to non‑employee consultants generally vest monthly over a period of one to four years.

2015 Stock Option and Incentive Plan

In October 2015, the Company’s Board of Directors and stockholders approved the 2015 Stock Option and Incentive Plan, or 2015 Plan, which became effective upon the completion of the Company’s initial public offering, or IPO. The 2015 Plan provides the Company with the flexibility to use various equity-based incentive and other awards as compensation tools to motivate its workforce. These tools include stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance share awards and cash-based awards. The 2015 Plan replaced the 2014 Plan. Any options or awards outstanding under the 2014 Plan remained outstanding and effective. The number of shares initially reserved for issuance under the 2015 Plan is the sum of (i) 1,311,812 shares of common stock and (ii) the number of shares under the 2014 Plan that are not needed to fulfill the Company’s obligations for awards issued under the 2014 Plan as a result of forfeiture, expiration, cancellation, termination or net issuances of awards thereunder. The number of shares of common stock that may be issued under the 2015 Plan is also subject to increase on the first day of each fiscal year by up to 4% of the Company’s issued and outstanding shares of common stock on the immediately preceding December 31.

2015 Employee Stock Purchase Plan

In October 2015, the Company’s Board of Directors and stockholders approved the 2015 Employee Stock Purchase Plan, or 2015 ESPP. Under the 2015 ESPP, all full-time employees of the Company are eligible to purchase common stock of the Company twice per year, at the end of each six-month payment period. During each payment period, eligible employees who so elect, may authorize payroll deductions in an amount of 1% to 10% (whole percentages only) of the employee’s base pay for each payroll period. At the end of each payment period, the accumulated deductions are used to purchase shares of common stock from the Company at a discount. The 2015 ESPP became effective upon the completion of the IPO.

The following table sets forth information as of December 31, 2017 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2014 Plan,the 2015 Plan, and the 2015 ESPP.

Number of
securities
remaining
available
for future
issuance
	Number of		Weighted-	under equity
	securities to		average	compensation
	be issued		exercise	plans
	upon exercise		price of	(excluding
	of outstanding		outstanding	securities
	options, warrants,		options, warrants,	reflected in
Plan Category	and rights (#)		and rights ($)	column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,143,566	(1)	$8.59	2,231,865	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	3,143,566		$8.59	2,231,865

(1)	Includes 3,143,566 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.
(2)

As of December 31, 2017, there were 1,501,005 shares available for grant under the 2015 Plan and 730,860 shares available for issuances under the 2015 ESPP. As of the closing of our initial public offering, no additional equity awards may be granted under the 2014 Plan. Each of our 2015 Plan and 2015 ESPP contains an “evergreen” provision which allows for an annual increase in the number of shares of our common stock available for issuance under such plan on the first day of each fiscal year. For our 2015 Plan, the annual increase in the number of shares is equal to the lesser of 4% of the number of shares of common stock issued and outstanding or such lesser number of shares of common stock as determined by the plan administrator.  For our 2015 ESPP, the annual increase in the number of shares is equal to the lesser of 1% of the number of shares of common stock issued and outstanding or such lesser number of shares of common stock as determined by the plan administrator.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at Voyager and their ages as of April 23, 2018.

Name	Age	Position
Steven M. Paul, M.D.	67	Director, President and Chief Executive Officer
Jane Pritchett Henderson	52	Chief Financial Officer and Senior Vice President of Corporate Development
Matthew P. Ottmer	47	Chief Operating Officer
Bernard Ravina, M.D., M.S.	51	Chief Medical Officer
Dinah Sah, Ph.D.	57	Chief Scientific Officer

You should refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer, Steven M. Paul, M.D. Biographical information for our other executive officers, as of April 23, 2018, is set forth below.

Jane Pritchett Henderson  Ms. Henderson has served as our Chief Financial Officer and Senior Vice President, Corporate Development since January 2017. Prior to joining us, Ms. Henderson served as Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., having joined the privately held biopharmaceutical company in February 2013 and leading the sale of Kolltan to Celldex Pharmaceuticals, Inc., in November 2016. Previously, from June 2010 to June 2012, Ms. Henderson served as Vice President, Business Development of ISTA Pharmaceuticals, Inc., a publicly traded pharmaceutical company, when ISTA Pharmaceuticals was acquired by Bausch + Lomb. Prior to ISTA Pharmaceuticals, Ms. Henderson served as Executive Vice President, Chief Financial Officer and Head of Business Development at Axerion Therapeutics, Inc., a privately held biotechnology company, and as Executive Vice President, Chief Financial Officer and Chief Business Officer of Panacos Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. In addition to her industry experience, Ms. Henderson’s extensive healthcare investment banking experience over more than 19 years includes the execution of more than 95 mergers and acquisitions, advisory and financing deals as Managing Director and other senior roles at financial institutions HSBC Holdings plc, Canadian Imperial Bank of Commerce, Lehman Brothers and Salomon Brothers. Ms. Henderson has served on the boards of directors of Eleven Biotherapeutics, Inc. since October 2013 and Ophthotech Corp., a biopharmaceutical company, since January 2018. Ms. Henderson received a B.S. in Psychology from Duke University.

Matthew P. Ottmer  Mr. Ottmer has served as our Chief Operating Officer since September 2017. Prior to joining us, Mr. Ottmer served as the Chief Operating Officer of Momenta Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from December 2015 to April 2017. Prior to joining Momenta Pharmaceuticals, Mr. Ottmer served as Senior Vice President, Strategy & Emerging Businesses of Biogen from July 2014 to July 2015. Prior to his appointment as Senior Vice President, Mr. Ottmer held various other positions of increasing responsibility at Biogen from 1999 to July 2015 including serving as Senior Vice President, Strategy and Emerging Business from July 2014 to July 2015, head of the Tysabri business from March 2012 to July 2014 and as Chief of Staff to the Chief Executive Officer from October 2010 to March 2012. Mr. Ottmer received a B.A. in Political Science from the University of Michigan and an M.B.A. from Northwestern University’s Kellogg School of Management.

Bernard Ravina, M.D.  Dr. Ravina has served as our Chief Medical Officer since January 2017, and was previously our Vice President of Clinical Development beginning in March 2014. Prior to joining us, Dr. Ravina was Medical Director in Clinical Development at Biogen from October 2010 to March 2014, where he worked on both small molecule drugs and biologics for the treatment of neurological disorders and was responsible for biomarker and clinical development plans in Parkinson’s disease, stroke and neuropathic pain. Prior to that, Dr. Ravina was an Associate Professor of Neurology, Director of the Movement and Inherited Neurological Disorders Unit and Associate Chair of Neurology at the University of Rochester, School of Medicine from August 2005 to October 2010. Dr. Ravina received a B.S. in Psychology from Columbia University, an M.D. from Johns Hopkins University School of Medicine, and an M.S. in Clinical Epidemiology and Biostatistics from the University of Pennsylvania. He completed his residency training in Neurology and a fellowship in Parkinson’s disease and movement disorders at the Hospital of the University of Pennsylvania.

Dinah Sah, Ph.D.  Dr. Sah has served as our Chief Scientific Officer since January 2017, and was previously our Senior Vice President of Neuroscience beginning in March 2014. Prior to joining us, Dr. Sah served as a biotechnology research and development consultant from February 2012 to March 2014. Previously, Dr. Sah held several positions at Alnylam Pharmaceuticals, Inc. including Vice President of Research from 2010 to 2012, Vice President of Research, CNS and Oncology from 2008 to 2010 and Senior Director of Research from 2005 to 2008. From 1999 to 2005 she worked at Biogen, most recently as Associate Director & Head of Neurobiology. Prior to that, Dr. Sah served as the Associate Director of Neurobiology at Signal Pharmaceuticals from 1997 to 1999. Dr. Sah received a B.S. in Biology from the Massachusetts Institute of Technology and a Ph.D. in Neurobiology from Harvard University, and completed her post‑doctoral training at Harvard University’s Department of Neurobiology.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below the transactions, or series of similar transactions, since January 1, 2017, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

In connection with the completion of our IPO in November 2015, we adopted a related party policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S‑K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Certain of the transactions described below were entered into prior to the adoption of this written policy but each such transaction was approved by our Board of Directors. Prior to our Board of Directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction were disclosed to our Board of Directors, and the transaction was not approved by our Board of Directors unless a majority of the directors approved the transaction.

Agreements with Stockholders

During the year ended December 31, 2017, we incurred consulting and management fees to Third Rock Ventures, LLC, or TRV, in the amount of $32,000. TRV is a management company that is party to a services agreement with Third Rock Ventures III, L.P., the beneficial owner of more than 5% of our voting securities. Mr. Levin is a member of our Board of Directors and is a managing member of TRV III GP, LLC, which is the general partner of Third

Rock Ventures III GP, L.P., the general partner of Third Rock Ventures III, L.P. and a managing member of TRV. These consulting fees were paid to TRV in amounts mutually agreed upon in advance by us and TRV in consideration of certain strategic and ordinary course business operations consulting services provided to us on an as‑needed basis, from time to time and at our request, by individuals related to TRV, including Mr. Levin. Such fees were payable pursuant to invoices submitted to us by TRV from time to time. None of these consulting fees were paid directly or indirectly to Mr. Levin. The consulting fees paid to TRV did not exceed 5% of the consolidated gross revenue of TRV during any of these fiscal years.

Executive Officer and Director Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements or offer letters with our executive officers. For more information regarding our agreements with our named executive officers for the fiscal year ended December 31, 2017, see “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, the forms of which are attached as exhibits to our Annual Report filed on Form 10‑K for the fiscal year ended December 31, 2017. The indemnification agreements and our Certificate of Incorporation and By‑laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2017, to March 2017, Michael Higgins, James A. Geraghty, and Perry Karsen served on our Compensation Committee, with Perry Karsen serving as chairman of the committee. Since April 2017, Michael Higgins, Wendy Dixon, Ph.D., and Perry Karsen have served on our Compensation Committee, with Perry Karsen continuing to serve as chairman of the committee. None of the members of our Compensation Committee has at any time during the last three years been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S‑K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee, or any other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock, or collectively, Reporting Persons, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2017, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, except that Dr. Ravina did not timely file a Form 4 due July 24, 2017, with respect to one transaction. The transaction was subsequently reported on a Form 4 filed on September 13, 2017.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence.  Our Board of Directors has determined that all members of the Board of Directors, except Dr. Paul and Mr. Levin, are independent, as determined in accordance with the rules of the Nasdaq Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non‑employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non‑employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the Board of Directors, or Chairman of the Board, and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day‑to‑day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non‑management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our By‑laws do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Code of Business Conduct and Ethics.  We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at http://governance.vygr.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139 Attention: Chief Financial Officer. We intend to disclose any amendment of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, or any waiver of our Code of Business Conduct and Ethics for such persons or any other of our officers, by posting such information on our website at vygr.com and/or in our public filings with the SEC.

Corporate Governance Guidelines.  The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the Nasdaq Stock Market and our Certificate of Incorporation and By‑laws. Our corporate governance guidelines are available in the corporate governance section of our website at http://governance.vygr.com. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

Board Meetings and Committees.  Our Board of Directors held six meetings during 2017. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2017, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. Each of our directors attended the 2017 Annual Meeting.

During 2017, our Board of Directors had four standing committees: Audit Committee, Compensation Committee, Science and Technology Committee, and Nominating and Corporate Governance Committee.

Audit Committee.  Perry Karsen, James A. Geraghty, and Michael Higgins currently serve on our Audit Committee, with Michael Higgins serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee is independent for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules, including the enhanced independence criteria set forth in Rule 10A-3 promulgated under the Exchange Act, and have sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Michael Higgins as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC.

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;
•	pre‑approving audit and permissible non‑audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt, retention, and treatment of accounting‑related complaints and concerns;
•

recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10‑K;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq Stock Market;
•	reviewing policies related to risk assessment and risk management; and
•	establishing, maintaining and overseeing our Code of Business Conduct and Ethics.

All audit services and all non‑audit services, other than de minimis non‑audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

The Audit Committee held four meetings during 2017. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market. The Audit Committee reviews its charter annually. A copy of the current Audit Committee charter is available on our website at http://governance.vygr.com.

Compensation Committee.  From January 1, 2017, to March 31, 2017, Michael Higgins, James A. Geraghty, and Perry Karsen served on our Compensation Committee, with Perry Karsen serving as chairman of the committee. Since April 1, 2017, Michael Higgins, Wendy Dixon, Ph.D., and Perry Karsen have served on our Compensation Committee, with Perry Karsen continuing to serve as chairman of the committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the rules of the SEC and the applicable Nasdaq Stock Market rules, including the enhanced independence criteria set forth in Rule 10C-1 promulgated under the Exchange Act. The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending for approval by the independent directors of the Board individual and corporate goals and objectives relevant to the compensation of our executive officers;

•	evaluating the performance of our executive officers in light of such individual and corporate goals and objectives and determining the compensation of our executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•

conducting the independence assessment outlined in the rules of the Nasdaq Stock Market with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq Stock Market;
•	overseeing and administering our compensation and similar plans;
•	reviewing and approving our policies and procedures for the grant of incentive-based compensation plans and equity‑based awards;
•	reviewing and making recommendations to the Board of Directors with respect to director compensation;
•

reviewing and approving stock option grants, and making recommendations to the Board of Directors with respect to stock option grants made to directors, executive officers, senior vice presidents or anyone reporting directly to our chief executive officer;

•	periodically performing a performance evaluation of the committee and reporting to the Board of Directors on the results of such evaluation;
•	reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual proxy statement;
•	preparing the committee report to be included in our annual proxy statement or annual report on Form 10-K; and
•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other senior management positions.

The Compensation Committee held seven meetings and acted via telephonic conference one time during 2017. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviews its charter annually. A copy of the current Compensation Committee charter is available on our website at http://governance.vygr.com.

Science and Technology Committee.  From January 1, 2017, to March 31, 2017, Steven Paul, M.D., Steven Hyman, M.D., Mark Levin, and Glenn Pierce, M.D., Ph.D. served on our Science and Technology Committee, with Steven Hyman, M.D. serving as chairman of the committee. Since April 1, 2017, Steven Hyman, M.D., Mark Levin, Glenn Pierce, M.D., Ph.D., and Wendy Dixon, Ph.D., have served on our Science and Technology Committee, with Steven Hyman, M.D. continuing to serve as chairman of the committee. Our Board of Directors has determined that each current member of the Science and Technology Committee other than Mr. Levin is “independent” as defined in the applicable Nasdaq rules. The Science and Technology Committee’s responsibilities include:

•	reviewing, evaluating, and advising the Board of Directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;
•	monitoring and evaluating trends in research and development, and recommending to our Board of Directors and management emerging technologies for building the company’s technological strength;
•

recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital); advising the Board of Directors and management on the scientific aspects of business development transactions;

•	regularly reviewing our research and development pipeline;
•	assisting the Board of Directors with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development; and
•	reviewing such other topics as delegated to the Science and Technology Committee from time to time by the Board of Directors.

The Science and Technology Committee held three meetings during 2017. The Science and Technology Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at http://governance.vygr.com.

Nominating and Corporate Governance Committee.  From January 1, 2017, to March 31, 2017, Perry Karsen, Michael Higgins, and James A. Geraghty served on the Nominating and Corporate Governance Committee, with James A. Geraghty serving as chairman of the committee. Since April 1, 2017, James A. Geraghty, Michael Higgins, and Steven Hyman, M.D. have served on the Nominating and Corporate Governance Committee, with James A. Geraghty continuing to serve as chairman of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board and committee membership;
•	establishing procedures for identifying and evaluating Board of Directors candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board of Directors a set of corporate governance principles;
•	periodically performing a performance evaluation of the committee and reporting to the Board of Directors on the results of such evaluation; and
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee held one meeting during 2017. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors and reviews its charter annually. A copy of the current Nominating and Corporate Governance Committee charter is available on our website at http://governance.vygr.com.

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Recommendations.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By‑laws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Recommendations.”

Our Board of Directors may establish other committees from time to time.

Identifying and Evaluating Director Nominees.  The Board of Directors is responsible for identifying suitable candidates for nomination to the Board. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors.

Minimum Qualifications.    The Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Director’s selection as nominees for the Board of Directors and as candidates for appointment to the Board of Director’s committees. The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, be highly accomplished in his or her respective field with superior credentials and recognition, be well regarded in the community and have a long-term reputation for high ethical and moral standards, have sufficient time and availability to devote to the affairs of the Company, and, to the extent such candidate serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.

In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her diversity, and the needs of the Board of Directors.

Our Nominating and Corporate Governance Committee considers the value of diversity when selecting nominees. Although we have no formal policy regarding Board diversity, we believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Recommendations.  Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance

Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our By-laws and must be received by us no later than the date referenced above in “Voting—Procedure for Submitting Stockholder Proposals.”

Stockholder Communications.  The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for stockholder communication. For a stockholder communication directed to the Board of Directors as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139, Attn: Chairman of the Board.

For a stockholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139.

We will forward by U.S. Mail any such stockholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Risk Oversight.  Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of the committees of our Board of Directors also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre‑approving any non‑audit services that may be performed by Ernst & Young LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017, with management. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S‑X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non‑audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE

Michael Higgins Perry Karsen James Geraghty

EXECUTIVE COMPENSATION

Overview

Voyager’s compensation programs are designed to:

•	attract and retain individuals with superior ability, technical, and managerial experience;
•	align executive officers’ incentives with our corporate strategies, business objectives and the long‑term interests of our stockholders; and
•

increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our Compensation Committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers; with respect to the Chief Executive Officer, the Compensation Committee will review and make recommendations to the independent members of the Board of Directors for approval. The Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves annually all compensation decisions relating to our executive officers, and makes recommendations to the independent members of the Board of Directors on compensation for the Chief Executive Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. Radford, an Aon/Hewitt company, is our current outside compensation consultant. In November 2017, the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the Committee concluded that the engagement of Radford did not raise any conflict of interest. The total amount paid to Radford in connection with these additional engagements was less than $120,000 in 2017.

Executive Compensation Components

Historically, our Compensation Committee reviews all compensation components including base salary, bonus, benefits, equity incentives, and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and provides a recommendation on the compensation of our Chief Executive Officer and our other executive officers to our Board of Directors. In addition, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee also makes recommendations to our board of directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.

In 2017, the Compensation Committee engaged Radford as its compensation consultant. Radford assisted the Committee in conducting competitive compensation assessments for our executive officers for the fiscal year ended December 31, 2017. Additionally, Radford also assisted in determination of compensation for executive officers hired in 2017. In evaluating the total compensation of our executive officers, the Compensation Committee, with the assistance of Radford, established a peer group of 21 publicly traded companies in the biopharmaceutical industry that was comprised of companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to Voyager. Our 2017 peer group includes the following companies:

Aduro BioTech	ChemoCentryx	MyoKardia
Adverum Biotechnologies	Endocyte	OncoMed Pharmaceuticals
Applied Genetic Technologies	Epizyme	Regenxbio
AveXis	Five Prime Therapeutics	Selecta Biosciences
Bellicum Pharmaceuticals	Global Blood Therapeutics	Stemline Therapeutics
Blueprint Medicines	Intellia Therapeutics	Vital Therapies
Cara Therapeutics	Loxo Oncology	Xencor

For the full compensation analysis, Radford supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting. Our Compensation Committee considered the relationship between Radford, the members of our Board of Directors, and our executive officers and determined that no conflicts of interest exist between the company and Radford.

Base Salary

Base salary is intended to provide compensation for day‑to‑day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries for our named executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time the executive is hired based on individual experience, skills and expected contributions, our understanding of what executives in similar positions at peer companies were paid, and also negotiations during the hiring process. The base salaries of our named executive officers are reviewed annually and may be adjusted to reflect market conditions and our executives’ performance during the prior year as well as the financial position of the company, or any change in the scope of the officer’s responsibilities.

As of December 31, 2017, the base salaries for our named executive officers were as follows:

Named Executive Officer	Base Salary
Steven M. Paul, M.D., President and Chief Executive Officer	$506,900
Jane Pritchett Henderson, Chief Financial Officer and Senior Vice President of Corporate Development	$370,000
Matthew P. Ottmer, Chief Operating Officer	$400,000

Performance‑Based Variable Cash Compensation

Our Compensation Committee has the authority to award annual performance‑based variable cash compensation to our executive officers and make recommendations to the full Board of Directors for approval of performance‑based variable cash compensation for the Chief Executive Officer. For 2017, Dr. Paul’s bonus target was set at 50% of base salary, while Ms. Henderson and Mr. Ottmer had targets set at 35% of base salary. In March 2018, the Compensation Committee approved performance‑based variable cash compensation for 2017 performance to Dr. Paul, Ms. Henderson, and Mr. Ottmer in the amount of $239,510, $119,318, and $132,300, respectively, with the full Board of Directors approving Dr. Paul’s payment. These payments were awarded in recognition of our named executive officers’ performance in achieving certain corporate, clinical, and operational milestones. In the case of Dr. Paul, his payment was based entirely on achievement of corporate goals, which were at 94.5% of plan for 2017. For Ms. Henderson and Mr. Ottmer, their bonuses included corporate and individual performance goals with corporate goals weighted at 75% and individual goals weighted at 25%. Ms. Henderson was awarded 94.5% of the amount related to the achievement of corporate goals and 85% of the amount related to the achievement of her individual performance goals. Mr. Ottmer was awarded 94.5% of both the amounts related to the achievement of corporate goals and his individual performance goals. In 2017, the Compensation Committee made stock option grants to our named executive officers as specified in the “Outstanding Equity Awards at Fiscal Year End Table—2017” below, with the Board approving Dr. Paul’s award.

Equity Incentive Compensation

Equity incentive grants to our named executive officers are made at the discretion of the Compensation Committee under the terms of our stock option plans. Equity incentive grants for the Chief Executive Officer are approved by the full Board of Directors. We believe that equity incentives subject to vesting over time or upon achievement of performance objectives, can be an effective vehicle for the long‑term element of compensation, as these awards align individual and team performance with the achievement of our strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least fair market value of our common stock on the date of grant, reward executive officers only if the stock price increases from the date of grant.

Employee Benefits

In addition to the primary elements of compensation described above, the named executive officers also participate in the same broad‑based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan. The Company does not provide special benefits to its executives and officers.

Summary Compensation Table—2017 and 2016 Fiscal Years

The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2017 and 2016 to our Chief Executive Officer and the two most highly‑compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the year ended December 31, 2017. These individuals are our named executive officers for 2017:

						Non‑equity
				Option		Incentive Plan	All Other
		Salary	Bonus	Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)	($)		($)
Steven M. Paul, M.D.	2017	506,900	—	1,860,672	(5)	239,510	48,303	(9)	2,655,385
President and Chief Executive Officer	2016	485,100	—	2,689,560	(6)	242,550	18,304	(9)	3,435,514
Jane Pritchett Henderson(3)	2017	370,000	—	1,676,947	(7)	119,318	80,417	(10)	2,246,682
Chief Financial Officer and Senior Vice President of Corporate Development	2016	—	—	—		—	—		—
Matthew P. Ottmer(4)	2017	124,359	—	2,572,725	(8)	132,300	—		2,829,384
Chief Operating Officer	2016	—	—	—		—	—		—

(1)

Amounts represent the aggregate grant‑date fair value of option awards granted to our named executive officers in 2017 and 2016 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10‑K as filed with the SEC for the year ended December 31, 2017. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)

Amounts represent each executive’s performance‑based variable cash bonus, which was earned for the 2017 performance year and paid in March 2018, and which was earned for the 2016 performance year and paid in February 2017.

(3)	Ms. Henderson joined the Company as Chief Financial Officer effective January 1, 2017.
(4)	Mr. Ottmer joined the Company as Chief Operating Officer effective September 11, 2017.
(5)	Dr. Paul was granted stock options on February 8, 2017. The shares underlying this grant vest in equal monthly installments over the following 48 months.
(6)	Dr. Paul was granted stock options on February 1, 2016. The shares underlying this grant vest in equal monthly installments over the following 48 months.
(7)

Ms. Henderson was granted stock options on January 3, 2017. The shares underlying this grant vest as follows: 25% vest on January 3, 2018, with the remainder of the shares vesting in equal monthly installments over the 36 months thereafter.

(8)

Mr. Ottmer was granted stock options on September 11, 2017. The shares underlying this grant vest as follows: 25% vest on September 11, 2018, with the remainder of the shares vesting in equal monthly installments over the 36 months thereafter.

(9)	Amount represents reimbursement of up to 26 business or economy round trip tickets to and from Dr. Paul’s principal residence in Indiana annually.
(10)	Amount represents $50,000 of housing allowance, which is represented gross of applicable taxes.

Employment Agreements with Our Named Executive Officers

We have entered into an employment agreement or letter agreement with each of our named executive officers in connection with their commencement of employment with us. Except as noted below, these employment agreements and offer letters provide for “at will” employment.

Dr. Steven M. Paul.  In May 2016, we entered into an employment agreement with Dr. Paul which superseded his prior letter agreement. Pursuant to his employment agreement, Dr. Paul is entitled to a salary of $484,100, which is subject to review and redetermination by the Board of Directors or the Compensation Committee from time to time, and eligible to participate in the Company’s Senior Executive Cash Incentive Bonus Plan, as approved by the Board of Directors or Compensation Committee from time to time. His employment agreement also provides for company reimbursement of up to 26 business or economy round trip tickets to and from Indiana annually. Dr. Paul’s employment agreement provides for certain severance payments and benefits in the event his employment is terminated in certain circumstances as further described below under the heading “Potential Payments upon Termination.” As of January 1, 2018, Dr. Paul’s base salary is $506,900 and his performance-based variable compensation target is 50% of his annual base salary.

Ms. Henderson. We entered into an employment agreement with Ms. Henderson in January 2017. Pursuant to her employment agreement, Ms. Henderson is entitled to a salary of $370,000, which is subject to review and redetermination by the company from time to time, and eligible to participate in the Company’s Senior Executive Cash Incentive Bonus Plan, as approved by the Board of Directors or Compensation Committee from time to time. Her employment agreement also provides that the company will provide Ms. Henderson with living assistance in the amount of $50,000 annually, which amount is intended to cover her local accommodations and related living expenses. Ms. Henderson’s employment agreement provides for certain severance payments and benefits in the event her employment is terminated in certain circumstances as further described below under the heading “Potential Payments upon Termination.” As of January 1, 2018, Ms. Henderson’s base salary is $382,950 and her performance-based variable compensation target is 40% of her annual base salary.

Mr. Ottmer. We entered into an employment agreement with Mr. Ottmer in September 2017. Mr. Ottmer is entitled to a salary of $400,000, which is subject to review and redetermination by the company from time to time, and eligible to participate in the Company’s Senior Executive Cash Incentive Bonus Plan, as approved by the Board of Directors or Compensation Committee from time to time.  Mr. Ottmer’s employment agreement provides for certain severance payments and benefits in the event his employment is terminated in certain circumstances as further described below under the heading “Potential Payments upon Termination.” As of January 1, 2018, Mr. Ottmer’s base salary is $414,000 and his performance-based variable compensation target is 40% of his annual base salary.

Employee confidentiality, non‑competition, non‑solicitation and assignment agreements

Each of our named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the named executive officer’s employment and for 12 months thereafter, the named executive officer will not compete with us and will not solicit our employees, consultants, customers or suppliers.

Potential payments provided upon termination

We have entered into employment agreements, the material terms of which have been approved by the Compensation Committee, with Dr. Paul, Ms. Henderson, and Mr. Ottmer. These employment agreements reaffirm the executive’s position with the Company and provide for at‑will employment. Pursuant to their employment agreements, Dr. Paul, Ms. Henderson, and Mr. Ottmer will be eligible to receive certain payments and benefits in the event that such officer’s employment is terminated by us without “cause” (as defined in the employment agreements), or in the event that such officer terminates his or her employment with “good reason” (as defined in the employment agreements), as summarized below.

In the event that Dr. Paul, Ms. Henderson, and Mr. Ottmer terminates his or her employment with “good reason” or is terminated without “cause,” such officer is eligible to receive 12 months of base salary continuation, a pro rata portion of that individual’s target performance‑based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, and 12 months of COBRA continuation medical benefits subsidized by us provided that he or she executes and does not revoke a separation agreement and release of claims in favor of us and our affiliates.

Pursuant to his employment agreement, in the event that Dr. Paul terminates his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the employment agreement), he will be eligible to receive 18 months of base salary continuation, a pro rata portion of his target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, 18 months of COBRA continuation medical benefits subsidized by us, and all time-based equity awards shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination. In the event that Ms. Henderson or Mr. Ottmer terminates her or his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the applicable employment agreement), she or he will be eligible to receive 12 months of base salary continuation, a pro rata portion of her or his target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, 12 months of COBRA continuation medical benefits subsidized by us, and all time-based equity awards of such officer shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination, provided that he or she executes and does not revoke a separation agreement and release of claims in favor of us and our affiliates.

Definitions

For purposes of the employment agreement with each of Dr. Paul, Ms. Henderson, and Mr. Ottmer “cause” means:

•

conduct constituting a material act of misconduct in connection with the performance of the officer’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes;

•	commission of any felony, or any misdemeanor involving moral turpitude, deceit, dishonesty, or fraud;
•	any conduct that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates, subject to certain notice and cure provisions;
•	continued non-performance of his or her responsibilities (other than by reason of the officer’s physical or mental illness, incapacity or disability), subject to certain notice and cure provisions;

•	a breach of any confidentiality or restrictive covenant obligations to the Company, including under the officer’s employment agreement with the Company;
•	a material violation of any of the Company’s written employment policies communicated to the officer; or
•

failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

For purposes of the employment agreements with each of Dr. Paul, Ms. Henderson, and Mr. Ottmer, “good reason” means:

•	a material diminution in the officer’s responsibilities, authority or duties;
•

a material diminution in the officer’s base salary except for across‑the‑board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;

•	a relation of the officer’s principal place of business more than 50 miles; or
•	a material breach of the employment agreement by the Company.

For purposes of the employment agreements with each of Dr. Paul, Ms. Henderson, and Mr. Ottmer, a “sale event” shall be deemed to have occurred upon the occurrence of any one of the following events:

•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•

a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable);

•	the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a person or group of persons;
•	a “Deemed Liquidation Event” as defined in the Company’s certificate of incorporation; or
•

any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s initial public offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “sale event.”

Where required to avoid extra taxation under Section 409A of the Code, a “sale event” must also satisfy the requirement of Treasury Regulation section 1.409A-3(a)(5)

Outstanding Equity Awards at Fiscal Year‑End Table—2017

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options and number of shares of restricted stock awards held as of December 31, 2017.

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of Stock		Units of Stock
	Unexercised	Unexercised		Option	Option	That Have		That Have
	Options (#)	Options (#)		Exercise	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		Price ($)	Date	(#)		($)(1)
Steven M. Paul, M.D.						4,412	(2)	73,239
						139,633	(3)	2,317,908
	41,175	29,411	(4)	8.33	8/26/2025
	91,666	108,334	(5)	11.09	2/1/2026
	50,000	190,000	(6)	11.83	2/8/2027
Jane Pritchett Henderson(2)	—	214,000	(7)	11.97	1/3/2027
Matthew P. Ottmer(3)	—	250,000	(8)	15.87	9/11/2027

(1)	Amounts represent the market value using the $16.60 closing price of one share of common stock as of the close of business on the Nasdaq Stock Market on December 29, 2017.
(2)	Dr. Paul was granted restricted stock on January 8, 2014. The shares underlying this grant vest quarterly over 48 months thereafter.
(3)	Dr. Paul was granted restricted stock on August 19, 2014. The shares underlying this grant vest in equal monthly installments over 48 months thereafter.
(4)	Dr. Paul’s options to purchase 70,586 shares of our common stock were granted on August 26, 2015 and vest in equal monthly installments over 48 months thereafter.
(5)	Dr. Paul’s options to purchase 200,000 shares of our common stock were granted on February 1, 2016 and vest in equal monthly installments over 48 months thereafter.
(6)	Dr. Paul’s options to purchase 240,000 shares of our common stock were granted on February 8, 2017 and vest in equal monthly installments over 48 months thereafter.
(7)

Ms. Henderson’s options to purchase 214,000 shares of our common stock were granted on January 3, 2017. The shares underlying this option vest as follows: 25% vested on January 3, 2018, with the remainder of the shares vesting in equal monthly installments over 36 months thereafter.

(8)

Mr. Ottmer’s options to purchase 250,000 shares of our common stock were granted on September 11, 2017. The shares underlying this option vest as follows: 25% vest on September 11, 2018, with the remainder of the shares vesting in equal monthly installments over 36 months thereafter.

Compensation Risk Assessment

We believe that the performance‑based portion of the compensation provided to our executive officers and other employees does not encourage risk‑taking that would be inconsistent with the interests of our stockholders. We believe that our compensation programs are designed to encourage our executive officers and other employees to be focused on both short‑term and long‑term strategic goals, consistent with our pay‑for‑performance compensation philosophy.

Rule 10b5‑1 Sales Plans

Our policy governing transactions in our securities by directors, officers, and employees permits our officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5‑1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the company’s chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer). Pursuant to tax legislation signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the Section 162(m) deduction limitation is expanded so that it also applies to compensation in excess of $1 million paid to a public company’s chief financial officer. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, the Tax Act eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation or compensation paid pursuant to certain equity awards granted during the transition period following our IPO) will not be deductible by us.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our nonemployee directors during 2017. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non‑equity awards to, or pay any other compensation to any of the other nonemployee members of our Board of Directors in 2017. We reimburse nonemployee directors for reasonable travel expenses. Dr. Paul, our President and Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table. The compensation received by Dr. Paul as an employee during 2017 is presented in the “Summary Compensation Table—2017 and 2016 Fiscal Years.”

		Fees Earned or		All Other
		Paid in Cash	Option Awards	Compensation	Total
Name		($)	($)(1)	($)	($)
Mark Levin	(2)	39,000	90,858	—	129,858
James A. Geraghty	(3)	51,750	90,858	—	142,608
Michael Higgins	(4)	59,000	90,858	—	149,858
Steven Hyman, M.D.	(5)	46,000	90,858	—	136,858
Perry A. Karsen	(6)	53,500	90,858	—	144,358
Wendy Dixon, Ph.D.	(7)	42,750	325,944	—	368,694
Glenn Pierce, M.D., Ph.D.	(8)	39,000	325,944	—	364,944

(1)

Amounts represent the aggregate grant‑date fair value of option awards granted to our directors in 2017 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Result of Operations” included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 as filed with the SEC. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors.

(2)

Fees earned or paid in cash include $35,000 for service as a nonemployee director and $4,000 for service on the Science and Technology Committee. Mr. Levin held options to purchase 30,000 shares of our common stock as of December 31, 2017.

(3)

Fees earned or paid in cash include $35,000 for service as a nonemployee director, $7,500 for service on the Audit Committee, $1,250 for service on the Compensation Committee from January through March, 2017, and $8,000 for service as the chairman on the Nominating and Governance Committee. Mr. Geraghty held options to purchase 61,764 shares of our common stock and 4,412 unvested shares of our restricted stock as of December 31, 2017.

(4)

Fees earned or paid in cash include $35,000 for service as a nonemployee director, $15,000 for service as the chairman on the Audit Committee, $5,000 for service on the Compensation Committee, and $4,000 for service on the Nominating and Governance Committee. Mr. Higgins held options to purchase 61,764 shares of our common stock as of December 31, 2017.

(5)

Fees earned or paid in cash include $35,000 for service as a nonemployee director, $8,000 for service as the chairman on the Science and Technology Committee, and $3,000 for service on the Nominating and Governance Committee from April through December, 2017. Dr. Hyman held options to purchase 61,764 shares of our common stock as of December 31, 2017.

(6)

Fees earned or paid in cash include $35,000 for service as a nonemployee director, $7,500 for service on the Audit Committee, $10,000 for services as the chairman on the Compensation Committee, and $1,000 for service on the

Nominating and Governance Committee from January through March, 2017. Mr. Karsen held options to purchase 61,764 shares of our common stock as of December 31, 2017.
(7)

Fees earned or paid in cash include $35,000 for service as a nonemployee director, $3,750 for service on the Compensation Committee from April through December, 2017, and $4,000 for service on the Science and Technology Committee. Dr. Dixon held options to purchase 45,000 shares of our common stock as of December 31, 2017, which included options to purchase 30,000 shares awarded as a newly appointed director effective January 1, 2017.

(8)

Fees earned or paid in cash include $35,000 for service as a nonemployee director and $4,000 for service on the Science and Technology Committee. Dr. Pierce held options to purchase 45,000 shares of our common stock as of December 31, 2017, which included options to purchase 30,000 shares awarded as a newly appointed director effective January 1, 2017.

Our nonemployee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber nonemployee directors. Under the current policy, adopted in January 2017, all nonemployee directors will be paid cash compensation as set forth below:

Annual Retainer
Board of Directors:
All nonemployee members	$35,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Science and Technology Committee:
Chairman	$8,000
Non-Chairman members	$4,000
Nominating and Corporate Governance Committee:
Chairman	$8,000
Non-Chairman members	$4,000

Under the nonemployee director compensation policy, each person who is initially appointed or elected to the Board of Directors is eligible for an option grant to purchase up to 30,000 shares of our common stock under our stock option plan on the date he or she first becomes a nonemployee director, which vests quarterly over four years. In addition, on the date of the annual meeting of stockholders, each continuing nonemployee director who has served on the Board of Directors for a minimum of six months is eligible to receive an annual option grant to purchase up to 15,000 shares of our common stock, which option will vest in full upon the first anniversary of the date of grant. All of the foregoing options will be granted at fair market value on the date of grant.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10‑K for the year ended December 31, 2017, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Secretary or call us at (857) 259‑5340. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10‑K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOYAGER THERAPEUTICS, INC. 75 SIDNEY STREET CAMBRIDGE, MA 02139 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR proposal 1. nominee(s) on the line below. 0 0 0 1. To elect the following directors to serve as Class III directors until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified. Nominees 01) Michael Higgins 02) Perry A. Karsen 03 Wendy Dixon, Ph.D. The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: The Board of Directors may also transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]Date JOB #Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com VOYAGER THERAPEUTICS INC Annual Meeting of Stockholders June 14, 2018 1:00 PM, ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven Paul, M.D. and Jane Henderson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of VOYAGER THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, ET on June 14, 2018 at 64 Sidney Street, Cambridge, Massachusetts 02139, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side